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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ugly Duckling Corporation:

     We consent to the inclusion of our report dated January 31, 1997, except for Note 19 to the Consolidated Financial Statements which is as of February 13, 1997, on the consolidated financial statements of Ugly Duckling Corporation incorporated by reference herein, which report appears in the December 31, 1996 annual report on Form 10-K as amended by its Form 10-K/A of Ugly Duckling Corporation and to the reference to our firm under the heading "Experts" in the Form S-3 Filing of Ugly Duckling Corporation.

KPMG Peat Marwick LLP

Phoenix, Arizona
July 16, 1997